Exhibit 99.3

Navidea Biopharmaceuticals Announces Positive Preliminary Results of Its Ongoing Phase 2B Study Comparing Tc99m Tilmanocept Imaging with Histopathology of Joints from Patients with Rheumatoid Arthritis

Data support hypothesis that Tc99m tilmanocept imaging can differentiate fibroid pathotype of rheumatoid arthritis from non-fibroid pathotypes

DUBLIN, Ohio--(BUSINESS WIRE)--Navidea Biopharmaceuticals, Inc. (NYSE American: NAVB) (“Navidea” or the “Company”), a company focused on the development of precision immunodiagnostic agents and immunotherapeutics, today announced preliminary results from the ongoing NAV3-32 Phase 2B study titled, “A Comparison of Tc99m Tilmanocept Quantitative Imaging With Immunohistochemical (IHC) Analysis of CD206 Expression in Synovial Tissue From Subjects Clinically Diagnosed With Rheumatoid Arthritis (RA).” Preliminary results on the first eleven patients indicates that quantitative Tc99m tilmanocept uptake in the hands and wrists of patients is proportional to the amount of macrophage involvement in an individual rheumatoid arthritis (“RA”) patient’s joint inflammation. Additionally, Tc99m tilmanocept uptake in RA-inflamed joints was able to discretely differentiate patients with the fibroid pathotype (i.e., low macrophage involvement) from those having either the diffuse myeloid or lympho-myeloid pathotypes of RA (i.e., higher macrophage involvement).

The primary objective of this study is to assess the relationship between joint-specific tilmanocept uptake values and the pathobiology of RA-involved joint tissue. This is being accomplished by taking biopsy samples from joints of patients with RA following imaging with Tc99m tilmanocept. The images are being evaluated using Navidea’s proprietary imaging analysis method to determine the amount of Tc99m tilmanocept uptake in the joint to be biopsied. The biopsy tissues are being evaluated by a pathologist using immunohistochemical (“IHC”) staining to determine the cellular composition, including macrophage content, in the inflammatory tissue of the RA-involved joint. The cellular composition of RA-inflamed joints is known to vary between patients and is frequently separated into one of three pathotypes termed fibroid, diffuse myeloid, and lympho-myeloid. Knowledge of an individual RA patient’s pathotype may be clinically important because it may predict to which RA therapy a patient is likely to respond. It is Navidea’s hypothesis that the imaging signal will correlate with the number and density of activated macrophages in the joints of RA patients, and that this imaging signal can provide important information about not only the disease status of the patient, but also indicate which pathotype of RA that the patient has. Enrollment is to continue until a minimum of four patients of each of the three pathotypes- fibroid, diffuse myeloid, and lympho-myeloid- have been enrolled and had both assessable imaging and biopsy performed.

At the current time, a total of eleven patients have had Tc99m tilmanocept imaging followed by synovial tissue biopsy in an inflamed joint of their hands or wrists. Quantitative image analysis was performed prior to biopsy. Image analyses conducted before the biopsies has been able to separate the subjects into at least 2 distinct and nonoverlapping classes of subjects. Seven of the subjects had relatively lower levels of Tc99m tilmanocept uptake. All seven of these subjects were found to have the fibroid pathotype. Of the remaining 4 subjects, 3 had the diffuse myeloid pathotype and 1 had the lympho-myeloid pathotype. Furthermore, those subjects with either the diffuse myeloid or lympho-myeloid pathotypes had, on average, more than 3 times more Tc99m tilmanocept uptake as the average subject with the fibroid pathotype. The pathologist who evaluated these biopsies was blinded to the imaging results prior to completing their report. These early results support the hypothesis that those patients with low levels of Tc99m tilmanocept localization in their hand and wrist joints have the fibroid pathotype of RA, and those with higher levels of localization are representative of one of the other two pathotypes.

Dr. Michael Rosol, Chief Medical Officer for Navidea, said, “We are encouraged by these preliminary results. They support one of our main hypotheses- that the joints of patients with the pathotype of RA involving low levels of synovial macrophages, the fibroid pathotype, have low levels of Tc99m tilmanocept uptake, while those with the other pathotypes have relatively higher levels.” Dr. Rosol continued, “We believe that this Phase 2B study is critical for establishing the definitive relationship of our imaging readout to the underlying pathobiology of an RA-involved joint, as well as to assess our hypothesis that we can use Tc99m tilmanocept imaging to classify RA subtype. This information may further assist physicians to determine what type of therapy might be most beneficial for a given patient earlier and more noninvasively than is currently possible. This study will also be important for us as we seek to achieve qualification with the FDA of CD206 as a biomarker for RA.”

The Company will hold a business update conference call today, Wednesday, April 20, 2022, at 5:00 p.m. (EDT). Chief Medical Officer Dr. Michael Rosol will host the call and webcast.

To participate in the first call and webcast, please refer to the information below:

Event: Navidea Business Update – Company Strategy and Clinical Update

Date: Wednesday, April 20, 2022

Time: 5:00 p.m. (EDT)

U.S. & Canada Dial-In: 877-407-0312

International Dial-In: +1 201-389-0899

Conference ID: 13729076

Webcast Link: https://www.webcast-eqs.com/navidbioph20220420/en

A live audio webcast of the conference call will also be available on the investor relations page of Navidea’s corporate website at www.navidea.com. In addition, the recorded conference call can be replayed and will be available for 90 days following the call on Navidea’s website.

RA is a chronic disease affecting over 1.3 million Americans and as much as 1% of the worldwide population1. If the product is successfully developed, Navidea would expect to play a major role in the management of RA patients worldwide.

1. https://www.rheumatoidarthritis.org/ra/facts-and-statistics/

About Navidea

Navidea Biopharmaceuticals, Inc. (NYSE American: NAVB) is a biopharmaceutical company focused on the development of precision immunodiagnostic agents and immunotherapeutics. Navidea is developing multiple precision-targeted products based on its Manocept™ platform to enhance patient care by identifying the sites and pathways of disease and enable better diagnostic accuracy, clinical decision-making, and targeted treatment. Navidea’s Manocept platform is predicated on the ability to specifically target the CD206 mannose receptor expressed on activated macrophages. The Manocept platform serves as the molecular backbone of Tc99m tilmanocept, the first product developed and commercialized by Navidea based on the platform. Navidea’s strategy is to deliver superior growth and shareholder return by bringing to market novel products and advancing the Company’s pipeline through global partnering and commercialization efforts. For more information, please visit www.navidea.com.

Forward-Looking Statements

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These forward-looking statements include, but are not limited to, statements about preliminary data from Navidea’s ongoing clinical trials. Data from the NAV3-32 Phase 2B clinical trial are preliminary and will require confirmation in additional patients as well as further analyses to draw any clinical conclusion. Preliminary data from Navidea’s clinical trials that it announces or publishes from time to time may change as more patient data become available and are subject to audit and verification procedures that could result in material changes in the final data.

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Investor Relations Contact

Navidea Biopharmaceuticals, Inc.

Jeffrey Smith

Vice President of Operations

614-822-2365

jsmith@navidea.com